CALCARS CORPORATIONS

FINANCIAL STATEMENTS

JULY 31, 2007

TABLE OF CONTENTS

CALCARS CORPORATIONS

T 505-830-6200
F 505-830-6282

Independent Accountants' Report

To the Board of Directors
Calcars AB, Inc.
Astra Financial Services, Inc.
(Collectively the Calcars Corporations)

We have reviewed the accompanying combined balance sheet of Calcars Corporations (Companies) as of July 31, 2007, and the related combined statements of income, changes in stockholder's equity, and cash flows for the seven months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Calcars Corporations.

A review consists principally of inquiries of the Companies personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying combined financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Companies will continue as a going concern. As discussed in Note 8, certain conditions indicate that the Companies may be unable to continue as a going concern. The accompanying combined financial statements do not include any adjustments to the financial statements that might be necessary should the Companies be unable to continue as a going concern.

Moss Adams LLP

Albuquerque, New Mexico
October 4, 2007

CAL CARS CORPORATIONS
COMBINED BALANCE SHEET
July 31, 2007

ASSETS

Current Assets		
Receivables, net of allowance for doubtful accounts of $8,131,000	$	22,469,000
Inventories		848,000
Prepaid expenses		95,000
Total current assets		23,412,000
Property and Equipment, at cost		
Leasehold improvements		136,000
Machinery and equipment		2,346,000
		2,482,000
Accumulated depreciation and amortization		(1,611,000)
Total property and equipment, net		871,000
Total assets	$	24,283,000

See Accompanying Notes and Independent Accountants' Report.

CAL CARS CORPORATIONS
COMBINED BALANCE SHEET (CONTINUED)
July 31, 2007

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities		
Book cash overdraft	$	66,000
Accounts payable		1,228,000
Deferred revenue		132,000
Accrued liabilities		654,000
Revolving loan payable		18,921,000
Total current liabilities		21,001,000
Commitments and Contingencies		
Stockholder's Equity		
Common stock		2,001,000
Additional paid in-capital		82,390,000
Deficit		(81,109,000)
		3,282,000
Total liabilities and stockholder's equity	$	24,283,000

See Accompanying Notes and Independent Accountants' Report.

CAL CARS CORPORATIONS
COMBINED STATEMENT OF INCOME
For the Seven Months Ended July 31, 2007

Sales	$	18,528,000
Interest income		3,569,000
Vehicle service plan income		1,644,000
		23,741,000
Cost and Expenses		
Cost of sales		8,457,000
Vehicle service plan expense		147,000
Bad debts provision		9,431,000
Selling, general and administrative		6,367,000
Professional fees		1,063,000
Interest expense		1,455,000
Depreciation and amortization expense		266,000
Impairment loss on long-lived assets		1,102,000
Other expenses		15,000
		28,303,000
Net loss	$	(4,562,000)

See Accompanying Notes and Independent Accountants' Report.

CAL CARS CORPORATIONS
COMBINED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
For the Seven Months Ended July 31, 2007

		Common Stock	Additional Paid-in Capital	Deficit
Balances, beginning of period	$	2,001,000	82,390,000	(76,547,000)
Net loss		-	-	(4,562,000)
Balances, end of period	$	2,001,000	82,390,000	(81,109,000)

See Accompanying Notes and Independent Accountants' Report.

CAL CARS CORPORATIONS
COMBINED STATEMENT OF CASH FLOWS
For the Seven Months Ended July 31, 2007

Cash Flows From Operating Activities		
Cash received from customers	$	15,324,000
Cash paid to suppliers and employees		(17,439,000)
Cash paid for interest		(1,436,000)
Net cash used by operating activities		(3,551,000)
Cash Flows From Investing Activities		
Purchase of property and equipment		(14,000)
Cash Flows From Financing Activities		
Advances on revolving loan, net of loan fees		15,297,000
Repayment of revolving loan		(12,093,000)
Net cash provided by financing activities		3,204,000
Net decrease in cash and cash equivalents		(361,000)
Cash and cash equivalents, beginning of period		361,000
Cash and cash equivalents, end of period	$	-

See Accompanying Notes and Independent Accountants' Report.

CAL CARS CORPORATIONS
COMBINED STATEMENT OF CASH FLOWS (CONTINUED)
For the Seven Months Ended July 31, 2007

Reconciliation of Net Loss to Net Cash		
Used by Operating Activities		
Net loss	$	(4,562,000)
Adjustments to reconcile net loss to net cash		
used by operating activities		
Depreciation and amortization		266,000
Bad debt expense		9,431,000
Impairment loss on long-lived assets		1,102,000
Changes in assets and liabilities		
Receivables		(11,745,000)
Inventories		622,000
Prepaid expenses		300,000
Related party receivables		1,767,000
Book cash overdraft		40,000
Accounts payable		(306,000)
Related party payables		(324,000)
Accrued liabilities		(142,000)
Net cash used by operating activities	$	(3,551,000)

See Accompanying Notes and Independent Accountants' Report.

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

Calcars Corporations (Companies) are in the business of selling used vehicles and financing customers' contracts internally through its finance company. The combined financial statements of Calcars Corporations collectively include Calcars AB, Inc. (operates eight retail outlets in Illinois, seven in Indiana, one in Kentucky, two in Iowa, three in Nebraska, and four in Oklahoma) and Astra Financial Services, Inc. (a vehicle retail finance company). All significant intercompany accounts and transactions have been eliminated in the combined financial statements. The significant accounting policies are as follows:

Receivables. Receivables that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any chargeoff or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

Allowance for loan losses is increased by charges to income and decreased by chargeoffs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Companies past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions. Contract receivables are considered past due after a payment is not made by the customer and are charged off when they are 90 days contractually past due. Loans are considered impaired and placed on non-accrual status when payments are past due or when management believes the borrower's financial condition is such that collection is doubtful. When a loan is placed on non-accrual status, any uncollected interest accrued in the current year is charged against income, with prior year accruals charged to the allowance for loan losses. The decision to return to accrual status is primarily based upon the borrower's cash flow and ability to repay the contract receivable balance.

The Companies sell all of their vehicle contracts to Astra Financial Services, Inc. (Astra), a related company owned by the Companies' Stockholder, at a 50% discount of face value. These contracts are sold without recourse. The Companies recognize a loss from the discounting and sale of these retail contracts to Astra. The loss is recorded in selling, general and administrative expense and is eliminated in consolidation of the combined companies.

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories. Used vehicle inventories are stated at the lower of cost or market. Cost for these inventories is determined using average cost including auction acquisition and reconditioning costs.

Depreciation. Depreciation of property and equipment is charged against income over the estimated useful lives of the assets by using accelerated methods. The capitalization policy is set at $1,000. The estimated useful lives for depreciable assets are as follows:

Machinery and Equipment	5 – 7 years
Leasehold improvements	15 – 39 years

Income Taxes. Under provisions of the Internal Revenue Code, the Companies are taxed as "S" corporations. Under such election, the Companies federal and state taxable income or loss and tax credits are passed through to the individual stockholder.

Income Recognition. Interest income from finance receivables is recognized using the interest (actuarial) method. Accrual of interest income on finance receivables is suspended when a loan is contractually delinquent. The accrual is resumed when the loan becomes contractually current, and past-due interest income is recognized at that time. In addition, a detailed review of commercial loans will cause earlier suspension if collection is doubtful.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments. The Companies believe the carrying amount of cash, receivables, inventories, prepaid expenses, accounts payable, and accrued expenses approximates fair value due to their short maturity. The Companies also believes the carrying amount of the Companies' long-term loan payable approximates fair value.

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising and Promotional Costs. Advertising and promotional costs are expensed as incurred. The Companies incurred $105,000 of advertising and promotional expenses in the seven months ended July 31, 2007.

Concentration of Credit Risk. The Companies maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Companies have not experienced any losses in such accounts. The Companies believe they are not exposed to any significant credit risk on cash and cash equivalents.

Cash and Cash Equivalents. For purposes of reporting the combined statement of cash flows, the Companies consider all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Deferred Revenue. The Companies offer a vehicle replacement program where, under certain circumstances, customers may return vehicles and the Companies will provide the customer with a replacement vehicle. The Companies either charged the customer a flat monthly fee or a one-time fee that covered the vehicle under the vehicle replacement program over the life of the contract. The Companies defer a portion of the fee relative to the estimated replacement costs and amortizes them over the life of the contract based on historical experience with the contracts.

NOTE 2. RECEIVABLES

Receivables include trade notes which result from the sale of used vehicles and are secured by used vehicles. The used vehicle notes generally have terms of approximately 18 to 22 months and bear interest at rates ranging from 18% to 29.9%, and total $30,600,000 at July 31, 2007. The company recorded an allowance for doubtful accounts of $8,131,000 on these contracts at July 31, 2007.

Changes in the allowance for doubtful accounts are as follows:

Beginning balance	$ 7,290,000
Bad debt provision charged to income	9,431,000
Write-downs charged against the allowance	(8,590,000)
Ending balance	$ 8,131,000

NOTE 3. RELATED PARTY RECEIVABLES AND PAYABLES

The Companies has eliminated the following related party receivables and payables at July 31, 2007:

Receivables	
Due from RRH of Illinois, Inc.	$ 63,000
Due from Sycamore Auto Center	89,000
Due from Shareholder	1,169,000
	1,321,000
Payables	
Due to Real Estate Companies	176,000
Due to RRF of Illinois, Inc.	10,000
Due to Calcott Leasing	28,000
Due to Other	147,000
	361,000
Net receivables	$ 960,000

The net receivables were adjusted through bad debts expense on the income statement.

NOTE 4. REVOLVING LOAN PAYABLE

The Companies have a revolving loan agreement with a lender, the outstanding balance of which was $18,921,000 as of July 31, 2007. The lender makes periodic advances to the Companies (usually one a week) based on the Companies' eligible customer receivables, up to a maximum of $20 million. Interest is payable monthly in arrears, and the outstanding principal balance is due on April 10, 2010, if not prepaid. The loan bears interest at the prime rate plus 5 percent. The prime rate was 8.25 percent at July 31, 2007. All of the assets of the Companies are pledged as collateral on the loan and it is guaranteed by the stockholder of the Companies as well as three related entities that the Companies rent some of their retail locations.

During 2007 the lender added a $3 million revolving floor plan facility to be used for the purchase of vehicle inventories.

NOTE 4. REVOLVING LOAN PAYABLE (CONTINUED)

In connection with the loan the Companies paid loan fees of $1,764,000. These fees were capitalized in 2006 and were being amortized on a straight-line basis over the initial life of the loan (3 years). At July 31, 2007 management deemed this loan impaired and recorded a $1,102,000 loss for the remaining unamortized portion of these fees.

The Companies are subject to various financial and non-financial covenants under the loan. They were not in compliance with the covenant relating to the maximum leverage ratio at July 31, 2007, and throughout the period. As a result of this noncompliance the note is currently callable by the lender and the amount is presented in current liabilities on the accompanying combined balance sheet. During 2007, and prior to July 31, 2007 the lender has cutoff the Companies ability to draw from this note.

NOTE 5. RETIREMENT SAVINGS PLAN

The Companies participate in a retirement savings plan sponsored by Calcott Companies, Inc. The Plan is covered under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who have completed 6 months of service and have attained the age of 21. Participants in the plan may elect to have the Companies contribute a portion of their compensation to the plan. Contributions to be made by the Companies will be at their discretion. No company contributions were made during the seven months ended July 31, 2007.

NOTE 6. CONTINGENCIES

Substantially all of the Companies' facilities are subject to various federal regulatory examinations. Compliance with such provisions has not had, nor do the Companies expect such compliance to have, any material effect upon the capital expenditures, net earnings, financial condition or competitive position of the Companies.

Effective in 2003, the Companies assumed the vehicle replacement warranty contracts sold to retail customers. The Companies defer and amortize a portion of the premiums that they estimate will cover future replacement costs over the expected contract life. Management believes that the deferred income balance is sufficient to recover any future replacement costs.

NOTE 7. LIQUIDITY ISSUES

The Companies are subject to various financial and non-financial covenants related to their revolving loan agreement. They were not in compliance with the covenant relating to the maximum leverage ratio at July 31, 2007, and throughout the period. As a result of this noncompliance the note is currently callable by the lender and the amount is presented in current liabilities on the accompanying combined balance sheet. The lender waived this covenant and right to demand repayment at December 31, 2006 but had not waived the Companies' defaults for 2007. Since then the lender has cutoff the Companies ability to draw from this note.

The Companies had a net loss of $4,562,000 for the seven months ended July 31, 2007. This raises issues regarding the Companies' future liquidity.

The financial statements do not include any adjustments that might be necessary if the Companies are unable to continue as a going concern.

NOTE 8. SALE OF BUSINESS

Subsequent to the period ending July 31, 2007 the owner of the Companies intends to sell the assets of the Companies to an SEC registered business. A letter of intent was drafted on September 27, 2007 and closing on the sale is expected to be October 1, 2007.

NOTE 9. COMMON STOCK

The following is a summary of the common stock of each of the Companies:

	Number of Shares Authorized	Number of Shares Issued/ Outstanding	Par Value Per Share
Calcars AB, Inc.	1,000	100	$ 10
Astra Financial Services, Inc.	20,000	20,000	100